                                                                    EXHIBIT 10.5

                            PIPELINE LEASE AGREEMENT

      THIS PIPELINE LEASE AGREEMENT ("Agreement") is made and entered into this 22nd day of January, 2001 ("Effective Date"), by and between Chevron Pipe Line Company, a Delaware corporation ("Lessor"), and Fin-Tex Pipe Line Company, a Texas corporation ("Lessee").

      WHEREAS, Lessor owns a pipeline, commonly referred to as the Big Spring to Midland Products Pipeline System, located in the Counties of Howard, Martin, and Midland in the State of Texas; and

      WHEREAS, Lessee desires to lease the Big Spring to Midland Products Pipeline System, said pipeline being more particularly identified in Exhibit "A" attached hereto and incorporated herein ("Pipeline"); and

      WHEREAS, Lessor is willing, subject to the conditions contained herein, to lease the Pipeline to Lessee.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations herein made, and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.    TERM

      Unless sooner terminated as provided in Section 8, Lessor agrees to lease said Pipeline for a term of five (5) years, beginning on January 28, 2001, and ending on January 28, 2006 ("Term").

2.    RENT

      Lessee shall pay to Lessor as rent for the use of the Pipeline the sum of Five Hundred Thousand Dollars ($500,000) per year ("Annual Fee"). On the 15th, day of January, 2001, Lessee shall pay the Annual Fee to Lessor at the address set forth herein. Subsequent Annual Fees shall be due on January 15th, of each year during the term of the Lease.

3.    PIPELINE USE, AND IMPROVEMENTS

   a) Lessor, for and in consideration of the rents, covenants, and premises contained in this Lease and to be kept and observed by Lessee, does hereby lease and demise to Lessee, and Lessee does hereby lease and accept from Lessor the Pipeline, together with all rights, privileges, easements, appurtenances and other interests belonging to or in any way pertaining thereto, subject, however, to the exceptions and reservations hereinafter set out.

   b) The Pipeline shall be used for the transportation of petroleum products, including, but not limited to refined petroleum products or liquified petroleum gas. The parties agree that the Pipeline will not be used for the transportation of crude oil.

   c) Lessee agrees to comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, relating, to, or arising from the use of the Pipeline. In addition, Lessee agrees to comply with the terms and conditions of all right-of-way agreements, franchises, or other agreements affecting the Pipeline. If Lessee receives notice of the violation of any such law, statute, ordinance, or governmental rule, regulation or requirement, it shall promptly notify Lessor thereof.

   d) In complying with the above-referenced laws and agreements, Lessee agrees to conduct such tests, file such reports, and take all actions necessary to be in compliance with all applicable State, Federal and local laws and regulations. Lessee also agrees to furnish to Lessor results of all tests and, at Lessor's request, from time to time other information, such as operating pressure and inspection reports, pertaining to the use of the Pipeline.

   e) Lessor reserves the right to audit Lessee's records that pertain to Lessee's operation and maintenance of the Pipeline.

   f) Lessee shall, at its expense, operate and maintain the Pipeline, make all repairs, replacements, inspections and improvements thereto as required by federal, state, and/or local regulations as well as good industry practices, except for cathodic protection monitoring and rectifier current. So long as this Lease is in force, Lessee shall monitor the Pipeline for any leaks and shall repair and remediate, at Lessee's expense, all leaks and damages, including all environmental damages, resulting or arising from or in any way in connection with the Pipeline. All additions, replacements, and/or repairs shall conform to Lessor's standards of pipeline design and construction. Lessee shall provide Lessor prior advance notice of any planned addition or replacement to the Pipeline. Lessor shall have the right to review all design and construction plans related to the Pipeline. Lessor's review of said designs and construction plans shall in no way relieve Lessee of any liability arising, out of any additions or replacements. Lessee shall have the right to make emergency repairs to the Pipeline without the consent of the Lessor so long as such repairs conform to federal, state, and/or local regulations as well as good industry practice. In the event Lessee makes such emergency repairs, Lessee agrees to notify Lessor of such repairs as soon as practical thereafter.

   g) Any alterations required by governmental agencies (such as casing extensions and replacements for highway alterations) will be the complete responsibility of Lessee.

   h) Lessee shall be responsible for all responsibilities and liabilities associated with any leaks, spills or discharges of petroleum products or other contaminants from the Pipeline which occur during the term of this Lease. Lessee's responsibilities and liabilities include its responsibilities to comply with all State, Federal, and local laws and regulations regarding the reporting or remediation of any leak, spill or discharge from the Pipeline. Lessee shall further be liable for all costs and expenses relating to any leak, spill or discharge of petroleum products or other contaminants from the Pipeline during the term of the Lease, including, but not limited to remediation costs and expenses. Lessee shall promptly notify Lessor of any spill, leak or discharge of hydrocarbons from the Leased pipeline during the term of this Lease.

4.    WARRANTY

      It is understood and agreed that Lessor's Lease of the Pipeline is made "AS IS, WHERE IS", WITHOUT ANY WARRANTY EXPRESS OR IMPLIED AND THAT LESSEE WAIVES THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE and that this Lease is made only insofar as the Lessor has a legal right to lease an interest in the rights-of-way over which the Pipeline extends under the terms and conditions of the right-of-way agreements under which Lessor now holds. Lessor is not conveying any interests in real property, including but not limited to, any fee or leasehold interest in the lands above, beneath, or adjacent to the Pipeline, except the non-exclusive right to occupy and use such lands pursuant to and in accordance with the right of way agreements held by Lessor pertaining to the Pipeline.

      Notwithstanding the above, Lessor hereby represents and warrants that it is the owner of the Pipeline and that, to the best of Lessor's belief and information, Lessee, on paying, the rent and other charges herein provided for and observing, and keeping, the covenants, conditions, and terms of this Lease on Lessee's part to be kept or performed, shall lawfully and quietly hold, utilize, and enjoy the Pipeline so long as this Lease remains in force without hindrance or molestation of Lessor or any person claiming, under Lessor.

5.    LIENS.

      a) Lessee shall keep the Pipeline free from any liens arising, from any work performed, materials furnished, or obligations incurred by or at the request of the Lessee. All persons either contracting with Lessee or furnishing or rendering, labor and materials to Lessee shall be notified in writing by Lessee that they must look only to Lessee for payment for any labor and materials.

      b) If any lien is filed against the Pipeline or Lessee's leasehold interest therein, Lessee shall discharge it within ten (10) days after Lessee learns that a lien has been filed. If Lessee fails to discharge any Lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, at its election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding,. Lessee shall pay on demand any amount paid by Lessor for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Lessor incurred in defending any such action or in obtaining the discharge of such lien together with all necessary disbursements in connection therewith.

6.    INDEMNITY

      LESSEE (HEREINAFTER "INDEMNITOR") SHALL DEFEND, INDEMNIFY AND SAVE HARMLESS LESSOR, CHEVRON CORPORATION, ITS AFFILIATES, AGENTS AND EMPLOYEES (HEREINAFTER "INDEMNITEES") FROM AND AGAINST ANY AND ALL LOSS, COST, DAMAGE, EXPENSE (INCLUDING ATTORNEYS' FEES), AND CLAIMS FOR (1) INJURY TO OR DEATH OF A PERSON, INCLUDING (A) INDEMNITEES, (B) THIRD PARTIES, (C)

      INDEMNITOR, ITS AGENTS OR EMPLOYEES, AND (D) INDEMNITEES AND INDEMNITOR'S CONTRACTORS AND SUBCONTRACTORS AND THEIR EMPLOYEES; (2) LOSS OF OR DAMAGE TO PROPERTY, INCLUDING, BUT NOT LIMITED TO ENVIRONMENTAL DAMAGES; AND (3) PENALTIES IMPOSED OR PROCEEDINGS BROUGHT BY GOVERNMENT AGENCIES ARISING OUT OF OR RESULTING DIRECTLY FROM (1) THIS LEASE, (2) THE DESIGN OF THE PIPELINE, (3) THE EQUIPMENT OR PIPE USED IN THE PIPELINE'S CONSTRUCTION,
      (4) THE MAINTENANCE OF THE PIPELINE, OR (5) THE OPERATION OF THE PIPELINE. THIS INDEMNITY PROVIDED BY INDEMNITOR SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE OF INDEMNITEES, AND REGARDLESS OF WHETHER LIABILITY WITHOUT FAULT IS IMPOSED OR SOUGHT TO BE IMPOSED ON ONE OR MORE OF THE INDEMNITEES. This indemnity shall not apply, however, to the to the extent that such indemnity is void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of this Lease, and shall not apply to the extent such loss, damage, injury, liability or claim is the result of the loss, negligence or willful misconduct of an Indemnitee. Lessor shall give Lessee immediate notice of any suit brought against Lessor with respect to which Lessee is or may be obligated to indemnify Lessor hereunder.

7.    INSURANCE

      Lessee shall maintain during the performance of this Lease Comprehensive or Commercial General Liability Insurance (bodily injury and Property damage) with contractual liability insurance to cover liability assumed under this Lease. The limits of liability of such insurance shall not be less than $10,000,000 combined single limit per occurrence.

      The above insurance shall provide that Lessor will receive thirty (30) days prior written, notice from the insurer before any cancellation or material chance of the insurance provided herein. The insurance specified herein shall name the Indemnitees as additional insureds with respect to the obligations of Lessee under this Agreement.

8.    TERMINATION

   a) Upon the expiration of the Term of the Lease, or upon its termination for other causes, the Lessee shall immediately surrender possession of the Pipeline in the same condition as when received, reasonable wear and tear excepted, and shall have no further right, title or interest in the Pipeline.

   b) At termination, if Lessor so elects, Lessee, at Lessee's sole cost, shall remove all alterations, addition, and improvements to the Pipeline, placed thereon by Lessee, repair all damages to the Pipeline caused by such removal, and restore the Pipeline to the configuration in which it was at the commencement of the Term of this Lease.

   c) Should Lessee fail to maintain the Pipeline for a period in excess of one
      (1) year, or fail to comply with any of the obligations of this Lease, within fifteen (15) days of the mailing by Lessor of a written notice demanding Lessor's immediate compliance with the terms and conditions of the Lease, including, but not limited to the payment of Rent,

      Lessor shall have the right, at Lessor's option, to terminate this Lease, in which event Lessor shall have the immediate right of reentry and may remove all persons and property from the Pipeline and recover damages caused by the acts or emissions of the Lessee. Failure to notify Lessee of any default shall not constitute a waiver by Lessor as to later defaults. The foregoing provisions are without prejudice to any remedy which might otherwise be used under applicable law for breaches of contract, or to any lien to which Lessor may be entitled.

   d) In the event the entire Pipeline is appropriated or taken under the power of eminent domain by any authorized or public authority, this Lease shall terminate and expire as of the date of such taking. Lessee expressly waives any right to participate in, or be entitled to any part of any condemnation award. Additionally, if Lessor falls to maintain possession of the Pipeline right of way, this lease shall terminate and Lessee is released from any future lease payments.

9.    RIGHT OF ENTRY

   a) On not less than 24 hours' notice, Lessee shall make the Pipeline available, at a time acceptable to Lessor during normal business hours, i.e., 8 a.m. to 6 p.m., for entry by Lessor or its agent for any purpose necessary for Lessor to conduct necessary business relative to the Pipeline.

   b) Lessor shall not be liable to Lessee for any compensation by reason of inconvenience or annoyance arising from the necessity of Lessor entering, the premises for any of the authorized purposes in the Lease, or for repairing the Pipeline or any portion of the Pipeline, should the necessity occur.

   c) Lessor shall provide Lessee access to the Pipeline for the purpose of operating maintaining, or making repairs or alterations to the Pipeline during the Lease Term.

10.   RELATIONSHIP OF PARTIES

      It is expressly understood and agreed between the parties hereto that Lessor shall not be construed or held to be a partner or associate of Lessee in the conduct of its business, it being understood and agreed that the relationship between the parties hereby is and shall at all times remain that of Lessor and Lessee.

11.   NOTICE

      Any notices to be given under this Lease shall be considered as duly given if made in writing, addressed to either, and personally delivered or mailed by certified mail to the following:

          Chevron Pipe Line Company            Fin-Tex Pipe Line Company.
          2811 Hayes Road                      7616 LBJ Frwy, St. 300
          Houston, Texas 77082                 Dallas, Texas 75251 -1100
          Attn: Russ Rauba                     Attn: President,
                                               Fin-Tex Pipe Line Company

12.   ASSIGNMENT

      Lessee shall not assign, mortgage or otherwise pledge or encumber this Lease, nor shall it sublet the Pipeline, without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion. Should Lessor choose to permit Lessee to assign, mortgage, or encumber this Lease, Lessee shall not be relieved of its obligations under this Lease.

13.   APPLICABLE LAW

      This Lease shall be governed by and interpreted in accordance with the laws of the State of Texas, excluding any conflict-of-laws rule or principle, which may refer the laws of the State of Texas to the laws of any other jurisdiction.

14.   DISPUTE RESOLUTION

      In the event of any dispute, claim, questions, or disagreement arising, out of or related to this Lease or the breach thereof, the parties shall use their best efforts to settle such disputes, claims, questions, or disagreement. To this effect they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If after a period of sixty (60) days, then upon notice by either party to the other, disputes, claims, questions, or differences shall be finally settled by binding arbitration administered by the American Arbitration Association (or another arbitration service jointly agreed upon) in accordance with the provisions of its applicable rules. Each party agrees that no award or decision resulting therefrom shall include punitive damages. The losing, party shall promptly pay the prevailing party all costs and reasonable attorneys' fees incurred by the prevailing party in such action.

15.   CONFLICTS OF INTEREST

      Conflicts of interest relating to this Lease are strictly prohibited. Except as otherwise expressly provided herein, neither Lessee, nor any director, employee or agent of Lessee, shall give to or receive from any director, employee or agent of Lessor any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither Lessee, nor any director, employee or agent of Lessee shall enter into any business relationship with any director, employee or agent of Lessor or of any affiliate or Lessor, unless such person is acting for and on behalf of Lessee, without the prior written notification thereof to Lessor. Any representative(s) authorized by Lessor may audit any and all records of Lessee for the sole purpose of determining whether there has been compliance with this Section.

16.   AMENDMENTS

      No amendment or modification of this Lease shall be binding- or valid unless expressed in writing and executed by both Parties hereto.

17.   HEADINGS

      All Section headings used in this Lease are for convenience only and shall not affect the construction or interpretation of any of the terms hereof

18.   ENTIRE AGREEMENT

      This instrument shall supersede all prior understandings between the parties hereto with respect to the leasing of the Pipeline and shall constitute the entire Lease, unless otherwise hereafter modified by both parties in writing.

IN WITNESS WHEREOF, the Parties have executed this Lease effective as of the date first above written.

LESSOR:                                 LESSEE:

CHEVRON PIPE LINE COMPANY               FIN-TEX PIPE LINE COMPANY
a Delaware Corporation                  a Texas Corporation

By:  /s/ WILLIAM M. OUTLAW              By: /s/ JEFF D. MORRIS
     -----------------------                ------------------
Its: Manager, Eastern Profit Center     Its: President, CEO PSS
     Chevron Pipeline Company